Exhibit 99.1

Press Release Luna Innovations Incorporated 1703 South Jefferson Street SW, Suite 400 Roanoke, VA 24016

Media Contact: Karin Clark Luna Innovations Incorporated Email: kclark@lunainnovations.com Phone: 1.540.769.8400	Investor Contact: Sally Beerbower Qorvis Communications Email: ir@lunainnovations.com Phone: 1.703.744.7800

Luna Innovations Acquires Rights to Tunable Laser from Coherent

Laser expected to improve performance, lower cost and enable new products

Roanoke, Virginia – December 18, 2006 – Luna Innovations Incorporated (NASDAQ: LUNA) has entered into a technology transfer and licensing agreement with Coherent, Inc. (NASDAQ: COHR) giving Luna the right to manufacture and sell the former Iolon “Apollo” line of swept tunable lasers. The Iolon laser is a miniaturized, external-cavity laser offering high performance in a compact footprint. Such lasers were designed with systems integration in mind and are applicable to a range of fiber optic test and measurement, instrumentation, and sensing applications. Under the agreement, Luna acquired manufacturing equipment and inventory previously used by Coherent to manufacture the lasers, as well as non-exclusive licenses to Coherent’s patents and other intellectual property rights related to the transferred technology.

Kent Murphy, Luna Innovations’ Chairman and Chief Executive Officer, commented, “We entered into this agreement with Coherent to allow us to compete more effectively in Luna’s existing fiber optic test and measurement markets by providing our customers with fast, flexible and cost-effective test and measurement products. Acquiring this laser technology also allows us to aggressively pursue business opportunities in new markets such as industrial and medical sensing.”

Tunable laser technology is a key element in Luna’s existing fiber optic test, measurement and sensing products lines. These products employ frequency-tuned lasers to measure various aspects of the transmission properties of telecommunications fiber optic components and systems. Lasers are also used in fiber optic sensing applications such as distributed strain and temperature mapping, and distributed

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measurement of shape. The former Iolon laser was also designed for high-volume manufacturing, which is a critical factor in Luna’s growth strategy.

“The Iolon laser comes in a highly reliable, miniaturized package that we believe will improve the scalability, ruggedness and speed of Luna’s existing line of fiber optic test products,” said Brian Soller, General Manager of Luna Technologies, the test and measurement division of Luna Innovations. “The functionality of this laser allows faster, more flexible solutions for our customers, which ultimately gives them the ability to make better products at lower costs.”

About Luna Innovations Incorporated:

Luna Innovations Incorporated researches, develops and commercializes innovative technologies in molecular technology and sensing solutions. Luna accelerates the process of bringing new and innovative products to market by focusing on technologies that can fulfill identified market needs and then takes these technologies from the applied research stage through commercialization. Since its inception, Luna has successfully developed products for the energy, telecommunications, life sciences and defense industries. Headquartered in Roanoke, Virginia, the company has research, development and manufacturing facilities in Blacksburg, Charlottesville, Hampton, and Danville, Virginia and a sales office in McLean, Virginia. Additional information can be found at www.lunainnovations.com.

FORWARD LOOKING STATEMENTS

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding: the laser’s ability to improve performance, flexibility and cost-effectiveness and to enable new products; Luna’s ability to compete more effectively in its existing fiber optic test and measurement markets; Luna’s ability to pursue business opportunities in new markets; the laser’s ability to improve the scalability, ruggedness and speed of Luna’s existing line of fiber optic test products; and whether the laser will allow Luna to deliver faster, more flexible solutions to its customers, and allow them to make better products at lower costs. Statements that describe the Company’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, which are beyond Luna Innovations’ control. Factors that may affect the future results of Luna Innovations are set forth in its Registration Statement on Form S-1, its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’

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website at http://www.lunainnovations.com. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

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